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                                                                  EXHIBIT 23.14

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 2, 2000 with respect to the consolidated financial statements of Falcon Communications, L.P., included in Amendment No. 2 to the Registration Statement on Form S-4 and related Prospectus of Charter Communications Holdings, LLC and Charter Communications Holdings Capital Corporation for the registration of $1.943 billion of Senior Notes.



We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement on Form S-4 and related Prospectus of Charter Communications Holdings, LLC and Charter Communications Holdings Capital Corporation for the registration of $1.943 billion of Senior Notes and to the use of our report dated March 2, 2000 with respect to the combined financial statements of CC VII Holdings, LLC -- Falcon Systems, not separately included in the Annual Report (Form 10-K) of Charter Communications, Inc. for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                                /s/ Ernst & Young LLP




Los Angeles, California
August 2, 2001